UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 23, 2022

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:   Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry Into a Material Agreement.

As previously disclosed, on May 4, 2020, through its special purpose subsidiaries, Global Clean Energy Holdings, Inc. (“we,” “us,” “our” and the “Company”) entered into a mezzanine credit agreement with certain institutional mezzanine lenders (the “Mezzanine Lenders”).  Under the mezzanine credit agreement, as amended, the Mezzanine Lenders agreed to provide up to $67,400,000 of secured loans to the Company’s subsidiaries, which loans bear interest at the rate of 15.0% per annum and grant the Mezzanine Lenders with additional rights to participate in future cash flows.  As described below, on February 23, 2022 the Company closed the sale of its Series C Preferred Stock and warrants for $145,000,000.  As part of the financing transaction, the Company agreed to assume the rights and obligations of the Mezzanine Lenders and to replace the Mezzanine Lenders under the mezzanine credit facility.  Accordingly, concurrently with the closing of the $145,000,000 equity financing transactions, the Company
and
certain indirect subsidiaries of the Company entered into both Amendment No. 4 to Credit Agreement and Amendment No. 1 to Security Agreement pursuant to which the Company replaced the Mezzanine Lenders.  At the closing of the $145,000,000 financing, the Company fully funded the $67,400,000 mezzanine loan and became a lender to certain of its subsidiaries.  The funds advanced by the Company to its subsidiaries under the Amendment No. 4 to Credit Agreement will be
used for the construction of the subsidiaries’ biorefinery in Bakersfield, California.

Item 3.02.	Unregistered Sales of Equity Securities.

Private Placement

On February 23, 2022, the Company closed the
previously disclosed
private placement contemplated by that certain Securities Purchase Agreement (the “Purchase Agreement”), dated February 2, 2022, that the Company entered into with ExxonMobil Renewables LLC (“ExxonMobil”), an affiliate of ExxonMobil Oil Corporation, and eleven other institutional investors (all of whom are also lenders under the Company’s existing senior credit facility).  At the closing, the Company issued and sold 145,000 shares of its newly created Series C Preferred Stock and warrants to purchase up to an aggregate of 18,547,723 shares of the Company’s common stock (the “GCEH Warrants”) for an aggregate purchase price of $145,000,000. As additional consideration for its investment in the Company, the Company also granted ExxonMobil an additional warrant (the “GCEH Tranche II Warrant”) for the purchase of up to 6,500,000 shares of common stock at an exercise price per share of $3.75.

The GCEH Warrants have a per share exercise price of $2.25, a five-year term and the right to be exercised for cash or by means of cashless exercise.

The GCEH Tranche II Warrant entitles ExxonMobil to purchase up to 6,500,000 shares at a purchase price of $3.75 per share until the sixth anniversary of the date of issuance. The GCEH Tranche II Warrant, however, cannot be exercised until the earlier of (i) the date on which ExxonMobil Oil Corporation extends the term of its five-year Product Off-Take Agreement dated effective April 10, 2019 (as amended), entered into between a subsidiary of the Company and ExxonMobil Oil Corporation, or (ii) a change of control or sale of the Company, or the dissolution of the Company.

The securities were offered and sold in a transaction not involving a public offering and in compliance with exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

On February 23, 2022, we filed a Certificate of Designations of Series C Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State pursuant to which we authorized the issuance of 145,000 shares of Series C Preferred Stock. Under the Certificate of Designations, the holders of the Series C Preferred are entitled to receive dividends at a rate of 15%, compounded quarterly; provided, however, until March 31, 2024 we may elect not to pay some or all of the accrued dividends in cash, in which case the unpaid dividends shall accrue and be added to the original issuance price of the shares of Series C Preferred. The shares of Series C Preferred are not convertible into shares of our common stock.

Except as otherwise required by law or with respect to certain protective provisions to be included in the Certificate of Designations, the holders of Series C Preferred shall have no right to vote on matters submitted to a vote of our stockholders. Notwithstanding the foregoing, so long as any shares of Series C Preferred Stock are outstanding, without the prior written consent of ExxonMobil we may not take certain actions, including the following: (i) amend our Certificate of Incorporation, our bylaws, the Certificate of Designations or the governing documents of our principal subsidiaries in a manner that would be adverse to any holder of such shares in any material respect; (ii) commence any proceeding or action under applicable bankruptcy law, (iii) enter into a change of control transaction, (iv) authorize or issue other securities or securities convertible into or exercisable for any equity security, in each case if such security is on parity with or senior to, the shares of the Series C Preferred, or increase the authorized number of shares of any such equity securities; (v) permit the Company or any of its subsidiaries to incur additional indebtedness in excess of $15,000,000 other than indebtedness contemplated by our annual budget, (vi) declare any dividend on any securities that are on parity with, or junior to the Series C Preferred, (vii) increase the size of the Company’s Board of Directors (the “Board”), (viii) hire or terminate our Chief Executive Officer, Chief Financial Officer, or Executive Vice President, or materially change the authority or responsibilities of such officers, (ix) enter into certain related party transactions, or (x) adopt an annual operating budget, make material changes to that approved annual budget, or sell or pledge assets other than as provided in the approved annual budget. In addition, for so long as ExxonMobil holds any shares of Series C Preferred, ExxonMobil shall have the right, exercisable at its option, to appoint two directors to the Board and, if the Series C Preferred shares have not been redeemed prior to the fifth anniversary of issuance, or upon an event of default under the Certificate of Designations, ExxonMobil will have the right to appoint a majority of the Board.

The Certificate of Designations provides that we will have the right, at any time, to redeem/repurchase the outstanding shares of Series C Preferred (in increments of no less than $25,000,000), for an amount equal to the Corporation Redemption Price. Upon the liquidation of the Company, available cash proceeds will first be distributable to the holders of the Series C Preferred until they have received an amount equal to the Corporation Redemption Price. The “Corporation Redemption Price” is an amount of cash that would have to be distributed so that the aggregate of all cash distributions paid to the holders of Series C Preferred since the date of issuance equals the greater of (i) the original issuance price, as adjusted, and (ii) (x) until the second anniversary of its issuance, an amount equal to 1.85 times the initial purchase price, as adjusted, and (y) from and after the second anniversary of its issuance, an amount equal to two times the initial purchase price, as adjusted.

The foregoing description of the rights, preferences and privileges of the Series C Preferred Stock does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The descriptions in Item 3.02 above and Item 5.03 below regarding the filing of the Certificate of Designations are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

In connection with ExxonMobil’s investment described in Item 3.02 above and in accordance with the Certificate of Designations, on February 23, 2022 the Board appointed ExxonMobil designees, Amy K. Wood and E. Nicholas Jones, to serve as directors.

Ms. Wood, 50, currently is Americas Feed & Product Manager at
ExxonMobil Oil Corporation and is
responsible for supply chain optimization for Americas crude and products, circuit economics, and bio-fuels business development.  Ms. Wood has held various positions with ExxonMobil Oil Corporation since joining that company in 1994, including roles in Process Design Engineering, Complex Engineering, Global Logistic Optimization, and most recently as
EAME Feed & Product Manager responsible for supply chain optimization for Europe crude and products.  She has a Master’s Degree in Chemical Engineering from the University of Louisville.

Mr. Jones,
47
, has been the Exxon Mobil Research & Engineering Process Engineering Division Manager since 2019.  In his current position, he is responsible for technology deployment and technical support to ExxonMobil’s global manufacturing sites for refining technologies, process safety and environmental activities.  Mr. Jones joined ExxonMobil Oil Corporation in 2001 after completing his Ph.D. in Chemical Engineering from Purdue University.

There are no family relationships between Ms. Wood or Mr. Jones and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer.  Ms. Wood and Mr. Jones are both employees of ExxonMobil Oil Corporation.  However, neither Ms. Wood nor Mr. Jones is a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Amendment to Richard Palmer’s Convertible Note

On October 16, 2018, the Company issued a $1 million convertible promissory note (the “Convertible Note”) to Richard Palmer, the Company’s Chief Executive Officer and President, to evidence unpaid compensation owed to Mr. Palmer. The Convertible Note accrues simple interest on the outstanding principal balance of the note at the annual rate of five percent (5%).  The outstanding principal balance and accrued and unpaid interest of Convertible Note is convertible, at Mr. Palmer option, into shares of Common Stock at an exercise price of $0.154 per share (which exercise price exceeded the trading price on the date of grant).  As part of the financing transaction described in Item 3.02 above, Mr. Palmer and the Company amended the Convertible Note to provide that he would no longer be permitted to convert any interest that accrues after February 23, 2022 into shares of common stock, and that the maximum number of shares Mr. Palmer can acquire upon the conversion of the Convertible Note is 7,616,305.  In addition, the Company and Mr. Palmer agreed to extend the date by which the Company has to repay the Convertible Note (and the last date by which Mr. Palmer can convert the Convertible Note) to later of (i) February 23, 2024 and (ii) twelve months after the date on which all of the shares of the Company’s Series C Preferred Stock have been redeemed in full pursuant to the Certificate of Designations.

In addition to the Convertible Note, the Company has accrued unpaid salary and bonuses owing to Mr. Palmer in the amount of approximately $2,230,000.  On February 23, 2022 the Company agreed to begin repayment of a portion of the accrued and unpaid salary and bonuses.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 23, 2022, the Company amended its certificate of incorporation, as amended, by filing in the Certificate of Designations with the Secretary of State of Delaware.  The description of the rights and preferences of the Series C Preferred Stock in Item 3.02 of this Report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations of Series C Preferred Stock of Global Clean Energy Holdings, Inc.
3.2
Form of Warrant to be issued to the purchasers of the Company’s Series C Preferred Stock (incorporated herein by reference to Exhibit 3.2 in the Company’s Current Report on Form 8-K filed on February 2, 2022).

3.3	Form of Warrant to be issued to ExxonMobil Renewables, LLC (incorporated herein by reference to Exhibit 3.3 in the Company’s Current Report on Form 8-K filed on February 2, 2022).
10.1	Amendment No. 4 to Credit Agreement, dated February 23, 2022, between BKRF HCB, LLC, BKRF HCP, LLC, Global Clean Energy Holdings, Inc. and the mezzanine lenders referred to therein.
10.2	Amendment No. 1 to Convertible Promissory Note, dated February 23, 2022 between Global Clean Energy Holdings, Inc. and Richard Palmer.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 28 , 2022	By:	/s/ RALPH GOEHRING
Ralph Goehring
Chief Financial Officer